UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2022

Legacy EJY, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39800	98-1566891
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3240 Hillview Ave Palo Alto, California	94304
(Address of principal executive offices)	(Zip Code)

(888) 463-6569

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	ENJYQ	*
Warrants to purchase common stock	ENJYWQ	*

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

*	The registrant’s common stock and warrants began trading exclusively on the OTC Pink Marketplace on July 11, 2022 under the symbols “ENJYQ” and “ENJWQ”, respectively.

Item 8.01	Other Events.

As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 30, 2022, on June 30, 2022, Legacy EJY Inc. (f/k/a/ “Enjoy Technology, Inc.”) (the “Company”) and certain of its wholly owned subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions (and the cases commenced thereby, the “Chapter 11 Cases”) under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Chapter 11 Cases are being jointly administered under the caption “In re Legacy EJY Inc., et al., Case No. 22-10580 (JKS).”

On November 21, 2022, the Company filed a monthly operating report for the month ending October 31, 2022 (the “October Monthly Operating Report”) with the Bankruptcy Court.

A copy of the October Monthly Operating is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The October Monthly Operating Report (together with the monthly operating reports for prior periods, the “Monthly Operating Reports”) and other filings with the Bankruptcy Court related to the Chapter 11 Cases are available electronically at http://cases.stretto.com/EnjoyTechnology. This website address contains third-party content and is provided for convenience only. Third-party content is the responsibility of the third party, and the Company disclaims liability for such content.

Cautionary Statement Regarding Financial Operating Data

The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Reports, which were not prepared for the purpose of providing the basis for an investment decision relating to any securities of the Company. The Company prepared the Monthly Operating Reports solely for purposes of complying with the monthly operating requirements applicable in the Debtors’ Chapter 11 Cases. The financial information contained in the Monthly Operating Reports is unaudited, limited in scope, and as such, has not been subject to procedures that would typically be applied to financial statements in accordance with accounting principles generally accepted in the United States of America. The Monthly Operating Reports should not be relied upon by any persons for information relating to current or future financial condition, events, or performance of the Company, as the results of operations contained in the Monthly Operating Reports are not necessarily indicative of results which may be expected from any other period or for the full year, and may not necessarily reflect the combined results of operations, financial position, and schedule of receipts and disbursements in the future. These unaudited financial statements were prepared using certain assumptions and estimates. These assumptions and estimates are subject to revision. Further, the amounts shown in these statements may differ materially due to adjustments in accruals, changes in facts and circumstances, changes in estimates, further analysis, and other factors.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following Exhibits are being furnished, and are not deemed to be filed:

Exhibit No.

99.1	Chapter 11 Monthly Operating Report for the Month Ending: 10/31/2022 Filed by Legacy EJY, Inc. filed with the United States Bankruptcy Court for the District of Delaware

104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Legacy EJY, Inc.

Dated: November 30, 2022

	By:	/s/ Tiffany N. Meriweather
Tiffany N. Meriweather
Chief Legal Officer and Corporate Secretary